Registration No. 333-217200

Filed Pursuant to Rule 433

Dated September 10, 2019

FED meeting next week. What does that mean for the @DorseyWrightDWA MLP Select™ Index? The #MLP index not limited to #Midstream. $BMLP https://www.microsectors.com/mlp

FED meeting this week. What does that mean for the @DorseyWrightDWA MLP Select™ Index? The #MLP index not limited to #Midstream. $BMLP https://www.microsectors.com/mlp

FED meeting tomorrow. What does that mean for the @DorseyWrightDWA MLP Select™ Index? The #MLP index not limited to #Midstream. $BMLP https://www.microsectors.com/mlp

FED meeting today. What does that mean for the @DorseyWrightDWA MLP Select™ Index? The #MLP index not limited to #Midstream. $BMLP https://www.microsectors.com/mlp

The #FED is scheduled to meet today & is expected by many to cut interest rates. How will #MLPs react? $BMLP https://www.microsectors.com/mlp

The #FED is scheduled to meet today & is expected by many to raise interest rates. How will #MLPs react? $BMLP https://www.microsectors.com/mlp

Prior month #FED minutes scheduled for release today. What happens to MLPs? $BMLP Learn more about our MLP ETN here: https://www.microsectors.com/mlp

Trade #MLP news? $BMLP offers exposure to the @DorseyWrightDWA MLP Select™ Index. The #MLP index not limited to #Midstream. Learn more here: https://www.microsectors.com/mlp

Follow #MLPs? $BMLP offers exposure to the @DorseyWrightDWA MLP Select™ Index. The #MLP index not limited to #Midstream. Learn more here: https://www.microsectors.com/mlp

MLPs rally today! How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

MLPs sell off today! How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

MLPs rally today! Will $BMLP outperform $AMLP again? $BMLP https://www.microsectors.com/mlp

MLPs rally today! Will the @DorseyWrightDWA MLP Select™ Index outperform the Alerian MLP Infrastructure Index again? $BMLP https://www.microsectors.com/mlp

Hiring & unemployment numbers scheduled for release today. What does that mean for the MLP Index not limited to #Midstream? $BMLP Learn more here: https://www.microsectors.com/mlp

Nonfarm payrolls announcement today #NFP. What does that mean for the MLP Index not limited to #Midstream? $BMLP Learn more here: https://www.microsectors.com/mlp

CPI announcement today. What does that mean for the MLP Index not limited to #Midstream? $BMLP https://www.microsectors.com/mlp

GDP announcement today. What does that mean for the MLP Index not limited to #Midstream? $BMLP https://www.microsectors.com/mlp

Consumer spending announcement today. What does that mean for the MLP Index not limited to #Midstream? $BMLP https://www.microsectors.com/mlp

Global #Oil demand slows. What does that mean for the MLP Index not limited to #Midstream? $BMLP Learn more here: https://www.microsectors.com/mlp

Global #Oil demand increases. What does that mean for the MLP Index not limited to #Midstream? $BMLP Learn more here: https://www.microsectors.com/mlp

DOE US crude inventories came in higher than survey. What does that mean for the MLP Index not limited to #Midstream? $BMLP Learn more here: https://www.microsectors.com/mlp

DOE US crude inventories came in lower than survey. What does that mean for the MLP Index not limited to #Midstream? $BMLP Learn more here: https://www.microsectors.com/mlp

Baker Hughes US rig count came in higher than survey. What does that mean for the MLP Index not limited to #Midstream? $BMLP Learn more here: https://www.microsectors.com/mlp

Baker Hughes US rig count came in lower than survey. What does that mean for the MLP Index not limited to #Midstream? $BMLP Learn more here: https://www.microsectors.com/mlp

$CEQP announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$CQP announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$EPD announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$ET announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$GEL announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$HEP announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$MMP announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$NGL announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$NS announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$PAA announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$PSXP announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$SHLX announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$SPH announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$SUN announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$TCP announces earnings this week. How will that impact the @DorseyWrightDWA MLP Select™ Index? $BMLP https://www.microsectors.com/mlp

$CEQP announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$CQP announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$EPD announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$ET announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$GEL announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$HEP announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$MMP announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$NGL announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$NS announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$PAA announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$PSXP announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$SHLX announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$SPH announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$SUN announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$TCP announces earnings beat. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$CEQP announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$CQP announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$EPD announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$ET announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$GEL announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$HEP announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$MMP announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$NGL announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$NS announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$PAA announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$PSXP announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$SHLX announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$SPH announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$SUN announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

$TCP announces earnings miss. Will the @DorseyWrightDWA MLP Select™ Index be on the move? $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $CEQP. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $CQP. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $EPD. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $ET. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $GEL. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $HEP. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $MMP. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $NGL. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $NS. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $PAA. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $PSXP. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $SHLX. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $SPH. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $SUN. $BMLP https://www.microsectors.com/mlp

.@DorseyWrightDWA MLP Select™ Index on the move following earnings beat from $TCP. $BMLP https://www.microsectors.com/mlp

$CEQP earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$CQP earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$EPD earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$ET earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$GEL earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$HEP earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$MMP earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$NGL earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$NS earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$PAA earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$PSXP earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$SHLX earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$SPH earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$SUN earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$TCP earnings miss puts @DorseyWrightDWA MLP Select™ Index on the move. $BMLP Learn more here: https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $CEQP. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $CQP. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $EPD. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $ET. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $GEL. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $HEP. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $MMP. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $NGL. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $NS. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $PAA. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $PSXP. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $SHLX. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $SPH. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $SUN. $BMLP https://www.microsectors.com/mlp

$BMLP on the move following top & bottom line beats from $TCP. $BMLP https://www.microsectors.com/mlp

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents free of charge by visiting the SEC's website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by the prospectus supplement and product supplement) if you request it by calling its agent toll-free at 1-877-369-5412.